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                                                                    EXHIBIT 99.2

                                      PROXY

                          MOLECULAR DEVICES CORPORATION

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON ________, 2004

      The undersigned hereby appoints Joseph D. Keegan, Ph.D., and Timothy A. Harkness, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Molecular Devices Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Molecular Devices Corporation to be held at ______________________, located at _______________________, on ________, ______,
2004 at _____ _.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

      UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 2, AND FOR PROPOSAL 1, PROPOSAL 3 AND PROPOSAL 4,
AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

       SEE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SEE
  REVERSE SIDE                                                     REVERSE SIDE

       ----------------------------DETACH HERE----------------------------
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PLEASE MARK VOTES AS IN THIS EXAMPLE:   [x]

                      MANAGEMENT RECOMMENDS A VOTE FOR THE
                       NOMINEES FOR DIRECTORS LISTED BELOW

Proposal 2: To elect directors to serve for the ensuing year and until their successors are elected.

NOMINEES:   Joseph D. Keegan, Ph.D., Moshe H. Alafi, David L. Anderson, A.
            Blaine Bowman, Paul Goddard, Ph.D., Andre F. Marion, Harden M.
            McConnell, Ph.D. and J. Allan Waitz, Ph.D.

[ ]                                     [ ]
       FOR all nominees listed                   WITHHOLD AUTHORITY
       above (except as marked to                to vote for all
       the contrary below).                      nominees listed above.

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TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S)
ABOVE.

                          MANAGEMENT RECOMMENDS A VOTE
                         FOR PROPOSALS 1, 3 AND 4 BELOW

Proposal 1: To approve the issuance of Molecular Devices common stock in the first merger pursuant to the Agreement and Plan of Merger and Reorganization, dated as of March 20, 2004, among Molecular Devices Corporation, Astros Acquisition Sub I, Inc., a wholly-owned subsidiary of Molecular Devices, Astros Acquisition Sub II, LLC, a wholly-owned subsidiary of Molecular Devices, and Axon Instruments, Inc., under which Astros Acquisition Sub I, Inc. will be merged with and into Axon, immediately following which, Axon will be merged with and into Astros Acquisition Sub II, LLC.

[ ]         FOR             [ ]         AGAINST        [ ]         ABSTAIN

Proposal 3: To approve the Company's 1995 Stock Option Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 300,000 shares.

[ ]         FOR             [ ]         AGAINST        [ ]         ABSTAIN

Proposal 4: To ratify the selection by the Audit Committee of the Board of
            Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

[ ]         FOR             [ ]         AGAINST        [ ]         ABSTAIN

                                        OTHER MATTERS: The Board of Directors
                                        knows of no other matters that will be
                                        presented for consideration at the
                                        Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters, in accordance with their best judgment.

                                        Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                                        PLEASE VOTE, DATE AND PROMPTLY RETURN
                                        THIS PROXY IN THE ENCLOSED RETURN
                                        ENVELOPE WHICH IS POSTAGE PREPAID IF
                                        MAILED IN THE UNITED STATES.


Signature: ______________________________ Date: _________________


Signature: ______________________________ Date: _________________